EXHIBIT 10.7

                OFFICE LEASE AND GENERAL SERVICES AGREEMENT
                     SUMMARY AND DEFINITIONS OF TERMS

Center Address:     620 Newport Center Drive, The Eleventh Floor, Newport
                    Beach, CA 92660 ("Center")
Center Owner:       The Newport Beach Business Center, Inc. ("Company ")
Client Name:        eWorldMedia, Inc. ("Client")
Client Address:     11 Marble Sands
                    Newport Beach, CA 92660
Contact Person:     Ron Touchard
Client Telephone:   W)  (949) 640-7750

Lease/GSA Commencement Date/Term: January 14, 2002 through December 31, 2002 ("Term ")
Office Number(s) #2 ("Premises")

MONTHLY FIXED CHARGES:
Lease Rental                       $ 1800.00 (See Addendum A attached)
GSA Rental (see below)             $ 640.00

ONE-TIME CHARGES:
Lease/GSA Deposit (required)       $ 2000.00
Telephone Use Deposit (required)   $ 200.00
Telephone Installation             $ 195.00
Set Up                             $ 100.00
Other                              $ N/A

TOTAL OPENING CHARGES:             $ 4,340.00     (See Addendum A attached)


                               GSA SCHEDULE
DESCRIPTION I ALLOWANCE                           MONTHLY FIXED CHARGE

TELEPHONE           2    Telephone(s)             $390.00 (See Addendum A
                                                  attached)
SERVICE             Live Answering
                         Voicemail Messages

CONFERENCE ROOM/    Includes 20 hours per month allowance   $100.00
PRIVATE OFFICE

FURNITURE                                         $ N/A
RENTAL:

EXECUTIVE           Use of Executive Lounge, beverage services,  $ 25.00
LOUNGE              kitchen facilities

OTHER:              (1) Fax Line                       $ 40.00
                    (1) T-1 Line                       $ 85.00

     TOTAL MONTHLY FIXED CHARGES ("GSA RENTAL "):  $640.00

DEFINITION OF TERMS:

Lease: That certain Lease Agreement between Company and Client attached hereto as Section "A."
GSA: That certain General Services Agreement between Company and Client attached hereto as Section "B."

*Allowance not utilized in any billing cycle may not be carried forward. Charges for additional services are described in Company's Price List and are subject to change. Services are subject to change.

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                         SECTION A - OFFICE LEASE

This Office Lease (the "Lease ") is made by and between Client and Company whose names appear in the Summary and definition of Terms (the "Summary") attached hereto and incorporated herein and states the terms and conditions under which Company hereby leases to Client, and Client hereby leases from Company, the Premises described in the Summary. All terms defined in the Summary shall have the same meaning herein.

This Lease shall be subject to the terms and conditions of the General Provisions (the "General Provisions ") attached hereto as Section C and incorporated herein.

1. PREMISES. Company leases to Client and Client leases from Company the Premises designated in the Summary. The Premises includes access to common areas including restrooms, corridors, reception lobby and client services area at no charge. Utilities and janitorial services are included in the Lease Rental, with utilities provided in accordance with building rules and regulations.

2. TERM. Subject to earlier termination as provided for herein, this Lease shall commence and expire on the date set forth in the Summary.

3. COMMENCEMENT DATE. Client's obligation to pay Lease Rental shall begin on the commencement date (the "Commencement Date"). If Company is unable to deliver possession of the Premises to Client on the Commencement Date, Company will not be liable for any resulting damage, nor will this Lease be affected, except that Client will not be obligated to pay Lease Rental until Company delivers possession. If Client occupies the Premises prior to the Commencement Date, such occupancy shall be subject to the terms and conditions herein.

4. RENTAL PAYMENTS. Client agrees to pay Company the monthly Lease Rental stated in the Summary.

5. POSSESSION AND USE. (a) Client shall use the Premises for general professional business purposes and for no other purpose, without the prior written consent of Company. Client shall abide by all rules, laws, ordinances and regulations, pertaining to the use of the Center, which may be changed from time to time at the discretion of the Company. Client agrees that no more than two (2) persons shall occupy an office, without the prior written consent of Company. Client shall not offer or use the Premises to provide services provided by Company to third parties, nor use or permit any use of the Premises which is forbidden by law or regulation, may be hazardous or unsafe, or may impair the character, reputation, appearance or operation of the Center, Client shall not create a noise level, which interferes with or annoys other clients. Client will use only telephone equipment and telephone service provided by Company and any ringing devices shall be adjusted to the lowest reasonable volume. Client supplied coffee makers, microwaves, refrigerators and space heaters are prohibited.

     (b) Client understands and agrees that occupancy of the Premises and the Center is subject to, in addition to the Lease, the provisions of the master lease pursuant to which Company occupies office space in the building ("Building ") which includes the Premises. Client will comply with all rules, regulations, and requirements of Building and with other reasonable rules and regulations established by Company and the master lessor relating to the Premises and Client's use thereof. Client shall attorn to the lessor under the master lease in such cases as may be required by the master lease. In accordance with the provisions of the Master Lease ("Master Lease "), in the event of default by Company thereunder this Lease shall either terminate or shall continue in full force and effect, at the election of the landlord under the Master Lease. In the event that the landlord under the Master Lease elects to continue this Lease, Client shall attorn to such landlord. No provisions of the master lease impose obligations on Client which are in addition to or inconsistent with the obligations hereunder.

     (c) In Company's sole and absolute discretion, upon fifteen (15) days' prior written notice to Client, Company shall have the right to relocate Client to comparable Premises within the Center. Company will incur all reasonable direct out-of-pocket moving costs associated with such relocation. Client shall not be entitled to any compensation for any inconvenience or interference with its business, nor to any abatement or reduction in Lease Rental, nor shall the terms and conditions of this Lease be otherwise affected as a result of the relocation. Client's failure to comply with all obligations included in this paragraph shall constitute a material breach of this Lease.

     (d) Client shall neither use nor occupy the Premises in any manner, nor commit any act, resulting in a cancellation or reduction of any insurance coverage or increase in premiums on any insurance policy covering the Premises, Center, or Building. Client agrees to maintain a general liability insurance policy with a minimum coverage of One Million Dollars ($1,000,000.00). Client also agrees to furnish Company with a Certificate of Insurance naming Company and the master lessor as additional insureds. Failure to furnish Company with a Certificate of Insurance within fifteen
(15) days of occupancy shall constitute a material breach of this Lease.

6. IMPROVEMENTS AND ALTERATIONS. Company has made no promise to alter or improve the Premises and has made no representations concerning the condition thereof. By taking possession of the Premises, Client acknowledges that the Premises are in good order and condition and accepts them "AS-IS " in their present condition. Client shall maintain the Premises in good condition and repair, will not make any holes in walls for any reason except hanging pictures, or cause or permit the Premises and/or the Center to be damaged or defaced in any manner whatsoever. Client will make no alterations or additions to the Premises or the Center without Company's prior written consent, which Company may grant or withhold in its sole discretion. Client will return the Premises at the end of the Term in the same condition and repair as when Client took possession. Client shall provide, at Client's expense, a plastic mat(s) to be placed under each executive chair located within the Premises and will use it (them) at all times. Client shall pay the cost of repairing any damage done to the Premises and the Center by Client or any person who may be in or upon the Premises or Center with the consent of Client. Company may make repairs or replacements for Client's account, and Client will pay Company all costs and expenses for such repairs and replacements upon demand. Upon termination of this Lease, whether upon expiration of the Term hereof or sooner, Client agrees to pay Company Two Hundred Dollars ($200.00) per leased office within the Premises to cover painting and cleaning costs for each such office.

7. DESTRUCTION OF PREMISES. Should the Premises, Center, or Building be so damaged by flood, fire, earthquake, explosion, or other cause, that, in the opinion of Company, it is impractical or inadvisable to restore the same, then this Lease shall terminate as of the date of such damage, and both Company and Client shall be released from all obligations hereunder, subsequent to the date of such damage. If Company elects to restore the Premises or the Center, Company shall have ninety (90) days from the date of destruction to do so, or such additional time as may be mutually agreed to between the parties herein. In such event, this Lease shall remain in full force and effect except that the Lease Rental due hereunder during the period that the Premises are in need of or are being restored shall be proportionately abated to the extent that the Premises are untenantable.

8. EMINENT DOMAIN. In the event that all or part of the Premises shall be taken under the power of eminent domain or sold under threat of such taking, this Lease shall terminate. The entire award of proceeds from such taking or sale of land and/or improvements, including severance damages, shall belong to Company and Client shall be entitled only to the portion of the award specifically allocated to its personal property which may be taken, and any relocation allowance actually paid by the condemning authority.

9. ASSIGNMENT AND SUBLETTING. Only with the prior written consent of Company may Client assign this Lease or any interest herein or sublet the Premises or any portion thereof or permit any other person to occupy the Premises or any portion hereof. Such consent will not be unreasonably withheld provided that such consent may be conditioned upon Client agreeing to pay Company all rent or other consideration paid by such assignee in excess of the Lease Rental. No transfer permitted by this paragraph shall release Client or change Client's primary liability to pay the Lease Rental and to perform all other obligations of Client hereunder. Consent to assignment or subletting shall not constitute a waiver of this provision or consent to any further assignments or subletting. No assignee for the benefit of creditors, trustee in bankruptcy or purchaser in any execution sale shall have any right to possess or occupy the Premises or any part thereof, or claim of right hereunder. Client agrees to reimburse Company all reasonable attorneys' fees incurred in connection with the processing and documentation of any requested transfer, assignment, or subletting.
The consent of Company required hereunder shall not be unreasonably withheld; provided, however, that Company and Client agree that it shall not be unreasonable for Company to withhold its consent to any proposed assignment, subletting or other transfer for any of the following reasons, which are not exclusive:

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          (a)  The transferee is not a party of reasonable financial stability in light of the responsibilities involved on the date consent is requested;

          (b) In the sole judgment of Company, the transferee is not of a character or engaged in a business which is in keeping with the standards of Company for the Center;

          (c) In the reasonable discretion of Company, the transferee would (i) materially increase burdens upon the Center, in relation to uses of other clients then occupying space in the Center, or (ii) cause potential security problems or additional security concerns for the Center or the Building;

          (d) The transferee is an existing client of Company in the Center or a previous client of Company.

Notwithstanding the foregoing, in the event that the Client under this Lease is a sole proprietorship, the association of partners shall be deemed to have resulted in a prohibited transfer under this paragraph 9, unless Company's prior written consent is obtained, which consent shall not be unreasonably withheld.

Any such attempted or purported transfer, without Company's prior written consent, shall be void and shall be of no force and effect and shall not confer any interest or estate in the purported transferee, shall constitute default under this Lease and permit Company, at its election, to terminate this Lease.

10. SURRENDER OF POSSESSION BY CLIENT. Client hereby agrees, upon termination of this Lease, to immediately and peaceably yield possession of the Premises. Any personal property remaining in the Premises upon expiration or termination shall be deemed abandoned. Company may demand possession of the Premises upon termination of the Term or any applicable renewal period (the "Possession Date"). If Client remains in possession of the Premises after the Possession Date, Client shall become a tenant at will upon the same terms and conditions contained herein except that the Lease Rental shall equal Two Hundred Percent (200%) of the Lease Rental which was in effect immediately prior to the Possession Date. Acceptance by Company of any payments after the Possession Date shall not constitute consent to a holdover by Client or result in a renewal of this Lease. In addition, Client shall Indemnify and hold harmless Company from any and all claims, demands, losses or damages incurred by or asserted against Company due to Client's failure to deliver possession of the Premises on the Possession Date including, without limitation, any claims by any succeeding tenant for the Premises based on such delay.

11. RIGHT OF ENTRY. Company and the master lessor's agents and employees may enter upon the Premises at any reasonable time to inspect the Premises and to see that the covenants hereof are being maintained and performed, to take action which may be required or permitted hereunder, to make such repairs, additions, or improvements as Company may deem necessary, or to exhibit the Premises to prospective tenants or purchasers. Tenant shall not change or rekey the office door locks during tenancy.

12. SIGNS AND KEY. Except pursuant to the express written consent of Company, or as provided pursuant to this Lease, Client shall not place or permit to be placed, any sign, advertisement, notice or other similar matter on any doors, windows, walls or other areas of the Premises and the Center which are open to the view of persons in common areas of the Center or Building. Company will furnish two (2) keys to the Premises.
Additional keys will be furnished at the rates described in Company's Price List. Client shall not cause or permit the duplication of any keys to be made, and Client shall not cause or permit any keys to be possessed by any person other than an authorized agent of Client. Client agrees to return to Company all keys to the Premises and Building upon termination of this Lease. Company shall have the right to charge Client Twenty Dollars ($20.00) for each key (including additional keys furnished to Client as provided hereunder), which Client does not return to Company within five
(5) days of termination of the Term.

13. EXHIBITS. Any and all exhibits or riders attached to this Lease, including, but not limited to, the General Provisions attached hereto as Section C are incorporated herein and made part of this Lease. Without limiting the generality of the foregoing, it is expressly agreed that this Lease is subject to the terms and provisions of the General Provisions and Client agrees to abide with the General Provisions. Breach of any obligation under the General Provisions shall constitute a material breach of this Lease. This Lease may be executed in one or more counterparts. In the event of variation or discrepancy, the duplicate original hereof including exhibits or riders, if any, held by Company shall control.

                  SECTION B - GENERAL SERVICES AGREEMENT

This General Services Agreement ("GSA") is made by and between Client and Company whose names appear in the Summary attached hereto as page one (1) and incorporated herein and states the terms and conditions under which Company will provide services and rent furniture and equipment (the "Equipment") to Client. All terms defined in the Summary shall have the same meaning herein.

This GSA shall be subject to the terms and conditions of the General Provisions attached hereto as Section C and incorporated herein. The GSA Schedule attached hereto as page one (1) sets forth the services Company shall provide and the monthly fixed charges Client shall pay Company for such services.

1. TERM. Subject to earlier termination as provided for herein, this GSA shall commence and expire on the dates set forth in this Summary.

2. SERVICES PROVIDED. Company agrees to provide reception, telephone and other services and facilities, including conference room allowance at the Center from 8:30 a.m. to 5:00 p.m., Monday through Friday, Company recognized holidays excepted, at the monthly fixed charges described in the GSA Schedule. Company agrees to provide services and facilities at the in-house rates described on Company's Price List. Telephone Service includes:

     (a)  Telephone instrument rental, including dial tone.

     (b) Live Answering, which includes a reasonable allowance of answers of incoming calls, defined as four hundred (400) per month for one office, one hundred (100) per month for each additional office. Client agrees not to place advertisements using Center owned telephone numb ers that would result in unreasonable numbers of incoming calls. In the event Client's incoming calls exceed the allowance defined above, at Company's election, the Client shall be required to answer their own incoming calls, upon thirty (30) days notice from Company. Client shall not be entitled to any compensation for any inconvenience to or interference with its business, which results from such conversion. Client shall be entitled to a reduction of the GSA Rental in the amount of the monthly charge for Live Answering.

     (c) Voice Mail, 24 hours, and 7 days per week retrieval from any touchtone phone.

     If Company owns telephone switching equipment, Client: (i) will be provided with local, long distance, and international services and moves, adds and changes at Company's published rates; (ii) understands that it has chosen to use telephone services exclusively provided by Company; (iii) understands that it is not a member of the general public, is not protected by the Public Utilities Commission and waives any right to such protection;
(iv) shall direct any requests for service, or complaints, to Company and not the local telephone company; (v) shall provide Company with a forwarding address so that residual billings can be mailed to Client; and
(vi) agrees that Company may increase the telephone use deposit at any time during the Term to an amount not to exceed Client's highest monthly telephone billing during the preceding portion of the Term.

     Services offered by Company are subject to human, electrical and mechanical error, failure, or illness, which may result in the delay or discontinuance of these services. Client hereby represents that Client has read and agrees to the provisions of Section C, Paragraph 2 (Limitation of Liability) and Section C, Paragraph 3 (Indemnity) included in the General Provisions and incorporated herein. IN THE EVENT THIS GSA TERMINATES, OR CLIENT IS IN DEFAULT UNDER THIS GSA, COMPANY MAY, AT ITS ELECTION, IMMEDIATELY TERMINATE ALL GSA SERVICES INCLUDING WITHOUT LIMITATION, TO PROVIDE ANY FURTHER GSA SERVICES, INCLUDING WITHOUT LIMITATION, TELEPHONE SERVICE, AND COMPANY SHALL NOT BE IN BREACH OF ANY OF ITS OBLIGATIONS HEREUNDER, OR UNDER ANY OTHER AGREEMENT, NOR SHALL SUCH REFUSAL BE DEEMED AN EVICTION OF CLIENT UNDER THE OFFICE LEASE.

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3.   EQUIPMENT.  In the event Client uses Company's Equipment, Client shall not damage Equipment or make any modifications or attachments thereto, nor remove the same. If in the opinion of Company, any of Client's modifications, whether or not made with the permission of Company, interfere with the normal use or maintenance of Equipment and/or telephone system at the Center or otherwise creates a safety hazard, Company may, at Client's expense, remove any such modifications. Equipment shall only be moved by Company or its authorized representatives. Client shall be responsible to pay all costs of such moves at the rates described in Company's Price List. Client agrees that only Company-provided telephone equipment will be used in the Premises.

4. MAIL. Subject to any restrictions set forth herein, Client is hereby authorized to use the Center address as Client's business address. Client acknowledges that it has read United States Post Office Form #1583 and understands that in the event its use of the Center address terminates, Company shall cease to act as its agent for receipt of mail. It will be Client's responsibility to notify all parties of termination of use of the Center address. In the event that this GSA terminates for whatever reason including an event of default hereunder, Client's right to use the Center address shall immediately terminate, and Company shall return to senders all mail addressed to Client. Provided Client is not in default under this GSA, Client may elect to maintain Mail Service by submitting Company a completed Communications Service Agreement ("CSA"). Payment for such service shall be made monthly, in advance, prior to the first day of each month. Failure to make such payment shall immediately terminate all of Company's obligations under the CSA.

5. EMPLOYEES. Client, including its principals, and any parent, subsidiary, or affiliated companies, jointly and severally, agrees that during the term of this GSA, or within one (1) year following the termination of this GSA, it will not hire any of Company's employees or persons employed by Company during the Term hereof. In the event Client shall breach any obligation contained in this paragraph, Client shall be liable for, and shall pay Company on demand, damages of Ton Thousand Dollars ($10,000.00) for each employee so hired, it being mutually agreed by Client and Company that this provision for liquidated damages is reasonable and that the actual damage which would be sustained by Company as the result of the failure to comply with this provision would be impractical or extremely difficult to determine.

6. EXHIBITS. Any and all exhibits or riders attached to this GSA, including, but not limited to, the General Provisions attached hereto are incorporated herein and made part of this GSA. Without limiting the foregoing, it is expressly agreed that this GSA is subject to the terms and provisions of the General Provisions, by which Client agrees to abide. Breach of any obligation under the General Provisions shall be deemed a material breach of this GSA. This GSA may be executed in one or more counterparts. In the event of variation or discrepancy, the duplicate original hereof (including exhibits or riders, if any) held by Company shall control.

                      SECTION C - GENERAL PROVISIONS

Company and Client hereby agree to the following terms and conditions, which supplement the Lease and/or GSA to which these General Provisions are attached as Section C. All definitions included in the Lease and/or GSA shall apply herein unless otherwise indicated. As used herein, the "Agreements " shall refer to the Lease and/or GSA, as the context may indicate.

1. PAYMENTS. Client agrees to pay Company when due the Lease Rental, GSA Rental, and other charge(s) including any applicable sales, use and other taxes now or hereafter imposed by any governmental body to:
                       Newport Business Center, Inc.
                         620 Newport Center Drive
                              Eleventh Floor
                          Newport Beach, CA 92660

All payments are due and payable prior to the first of every month without notice, demand or offset. The billing cycle for all variable changes shall be from the 16th of the prior month through the 15th of the current month. ANY PAYMENTS NOT RECEIVED WITHIN FIVE (5) DAYS OF THE DUE DATE ARE SUBJECT TO A LATE CHARGE EQUAL TO TEN PERCENT (10%) OF THE PAST DUE BALANCE, BUT NOT LESS THAN TWENTY DOLLARS ($20.00), TO COMPENSATE COMPANY FOR THE EXTRA COSTS INCURRED AS A RESULT OF SUCH LATE PAYMENT. Company shall charge Client Twenty-Five Dollars ($25.00) for each dishonored check. In the event Client falls to pay any amount when due, Client shall pay Company interest thereon at an annual rate of Twelve Percent (12%) or such lower rate, as may be the maximum lawful rate. Client agrees to pay Company Two Hundred Dollars ($200.00) for each Three (3) Day Notice or Notice of Termination of Services which Company serves upon Client's failure to make timely payments in the event more than one of either notice is served during the Term. Client agrees to pay for all services ordered or incurred by Client, its employees, agents, and invitees, even if such services are not described in the Lease, GSA or GSA Schedule attached hereto. Client will complete Company's Answering Service Form, indicating which individuals are authorized to use Company's services and incur charges at the Center.

2. LIMITATION OF LIABILITY. (a) THE AGREEMENTS ARE MADE UPON THE EXPRESS CONDITION THAT COMPANY SHALL BE FREE FROM ALL LIABILITY AND CLAIM FOR DAMAGES, EXCEPT THOSE SOLELY CAUSED BY THE GROSS NEGLIGENCE OF COMPANY, by reason of any injury to any person(s), property or business interest of any kind, from any cause(s), in any way connected with the Center, it's use or occupancy thereof, or the GSA services, during the term of the Agreements or any extensions. In no event shall Company be liable for the conduct of any other Client or tenant of Building, and any such conduct shall not give Client the right to terminate the Agreements between Company and Client. Company shall not be liable under any circumstances for consequential damages or damages or injury to Client's business or potential business.

     (b) THE USE OF THE PREMISES AND ANY SERVICES, FURNISHINGS AND FACILITIES PROVIDED PURSUANT TO THE AGREEMENTS IS MADE WITHOUT WARRANTY. Client's sole remedy, and Company's sole obligation for any failure to render any service, furnishing or facility, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such service, furnishing or facility for the period during which the failure, delay, or interruption continues. (By way of example only, if the Premises are reasonably determined to be unusable solely due to the gross negligence of Company, Client's billing will be reduced in proportion to Client's reduced use thereof.) With the sole exception of the remedy set forth in this paragraph 2(b), Client expressly and specifically agrees to waive, and agrees not to make any claim for damages, direct or consequential, arising out of any failure to furnish any service, furnishing or facility, any error or omission, or any delay or interruption of the same. Notwithstanding anything in this paragraph, there shall be no billing adjustment if Client is in default hereunder.

3. INDEMNITY. Client hereby covenants and agrees to indemnify and save harmless Company and the master lessor from all liability, loss, cost, or obligations including actual attorney's fees relating to Client's use of the Center and anything done or allowed to be done by Client in the Center or Building. Client shall not be required to indemnify Company or Master Lessor for the sole negligence or willful misconduct of Company or Master Lessor.

4. DEFAULT. Client shall be in default hereunder if it does not pay all amounts due under either the Lease or the GSA, or if Client fails to perform any of it's other covenants or provisions under the Agreements. If Client does not cure such default within three (3) days after written notice, Company shall have the right, with or without further notice, and in addition to and not in lieu of other remedies available by law, to terminate all of Client's rights under the Agreements, or such of those rights as Company designates in such written notice. Such notice shall be in lieu of, and not in addition to, any notice required by California Code of Civil Procedure Section 1161. If Client's rights under the Lease are so terminated, Company may, after complying with any applicable requirements of law, take possession of the Premises. Upon any such action by Company, Client shall remain liable for all obligations, which have previously accrued, and, to the maximum extent permitted by law, for all obligations, which may subsequently accrue under the Agreements. In addition to terminating Client's rights to possession under the Lease and/or discontinuing services under the GSA, Company shall have the right to pursue all other remedies provided by law.

5. SECURITY DEPOSIT. Upon execution of the Agreements, Client shall pay Company the amounts set forth in the Summary as Lease Deposit and GSA Deposit (the "Deposits "). Company shall hold the Deposits as security for the full, faithful, and complete performance by Client of all terms, covenants, and agreements to be kept by Client under the Agreements. If Client fails to perform any of its obligations, Company may apply the Deposits to any amounts due, including any amounts Company may be required to spend by reason of Client's breach under the Agreements. Upon written demand by Company, Client will pay Company any amount so applied so that the Deposits are returned to

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their original amount.  If at the end of the Term Client has performed all of the provisions of the Agreements, the Deposits, or any remaining balance, will be returned, without interest, within sixty (60) days after the end of the Term.

6. TERMINATION AND NOTICES. UPON THE ENDING DATE SET FORTH HEREIN, OR ANY EXTENSION THEREOF, THE AGREEMENT SHALL BE EXTENDED FOR THE SAME PERIOD OF TIME AS THE INITIAL TERM AND, UPON THE SAME TERMS AND CONDITIONS AS CONTAINED HEREIN, UNLESS EITHER PARTY NOTIFIES THE OTHER IN WRITING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, THAT THE AGREEMENT WILL NOT BE EXTENDED WITHIN THE PERIOD HEREINAFTER SPECIFIED. IF CLIENT HAS LESS THAN THREE OFFICES, SUCH NOTICE MUST BE GIVEN AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE OF THIS AGREEMENT. IF CLIENT HAS THREE OR MORE OFFICES, SUCH NOTICE MUST BE GIVEN AT LEAST NINETY (90) DAYS PRIOR
TO THE EXPIRATION DATE OF THIS AGREEMENT.    _____
                                            INITIAL

7. FORCE MAJEURE. If Company's performance of its obligations under the Agreements is prevented or restricted by reason of any cause beyond the control of Company, including, but not limited to, mechanical or electrical breakdown, fire, explosion or other casualty, acts of God, acts of public enemies, embargo, delays of supplies, acts of any governmental agency, labor difficulties, strikes or inclement weather, Company, upon giving timely notice to Client, shall be excused from such performance to the extent of such breakdown, prevention, or restriction, provided that Company shall resume performance within a reasonable time after any such cause has been removed or ceases. Except as set forth in the Lease, there shall be no abatement or reduction of Lease Rental.

8. WAIVER. One or more waivers by Company of any breach of any covenant or condition under the Agreements shall not be construed as a waiver of a subsequent or continuing breach of the same or any other covenant or condition, and consent or approval by Company of any act by Client requiring Company's consent or approval shall not be deemed to waive or render unnecessary Company's consent or approval to any subsequent act.

9. TIME OF THE ESSENCE. Time is expressly of the essence under the Agreements.

10. AUTHORITY, SUCCESSORS AND ASSIGNS. Each party represents that it has full power and authority to enter into and perform the Agreements. The covenants and conditions herein contained shall, subject to the Lease's provision as to assignments and subletting, apply to and bind the heirs, successors, executors, administrators, and assigns of the respective parties hereto. If the Agreements are executed by more than one party as Client, their obligation shall be joint and several.

11. ATTORNEY'S FEES. In the event of any legal action or proceeding by Client or Company against the other under the Agreements, the prevailing party shall be entitled to recover all expenses and costs, including reasonable attorney's fees and costs of appeal, if any.

12. SEVERABILITY. The invalidity or unenforceability of any provision of the Agreements shall not affect or impair the validity or enforceability of any other provision. No waiver of any default of Client shall be implied from any failure by Company to take action with respect to such default. Except for the provisions of Section C, Paragraph 4 above regarding default, each of the Lease and GSA are separate and independent agreements.

13. DOCUMENTS AND ENTIRE AGREEMENT. Client agrees to complete and sign additional documents and do such other things as may be required by Company or any other entity in order to permit Company to provide services and facilities to Client. The Agreements supersede any prior Agreement(s) and embodies the entire agreement between Company and Client, and may not be modified or altered except in writing. Submission of this instrument for examination does not constitute a reservation of or option for the Premises. The Agreements become effective only upon execution and delivery by both parties. The Agreements shall be interpreted and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have caused the General Provisions to be executed on the date set forth below.

Company:                                     Client:

By:  /s/ Tania Slepski                       By:  /s/ Ronald Touchard

Name:  Tania Slepski                         Name:  Ronald Touchard

Title:  Center Manager                       Title:  CEO, President

Date:  1/11/02                               Date:  1/10/02




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

                             PERSONAL GUARANTY

     In consideration of the execution of the Office Lease ("Lease"), General Services Agreement ("GSA") and General Provisions (collectively the "Agreements"), between: Newport Business Center, Inc. dba Western Business Centers Newport, its successors and assigns (the "Company"), and ____________________________, Its successors and assigns ("Client"), dated
_____________, 199_, the undersigned hereby guarantees to Company, the full performance and observance of all covenants, conditions and agreements therein provided to be performed and observed by Client, and expressly agrees that the validity of this Guaranty, and the obligation of the undersigned shall in no way be terminated, affected or impaired by reason of any assertion of Company or failure to enforce any of the terms, covenants or conditions of the Agreements or this Guaranty, or the granting of any indulgence or extension of time to Client or undersigned, all of which may be given or done without notice to the undersigned. The undersigned agrees that this Guaranty shall remain and continue in full force and effect notwithstanding any extension, modification or alteration of the Agreements or release of any security deposit held under any of the foregoing and waives notice or any demand by Company for any extension, modification or alteration of the Agreements.

     The undersigned further agrees that its liability under this Guaranty shall be primary, and that in any right of action which may accrue to Company under the Agreements or this Guaranty, Company, at its option, may proceed against the undersigned without having taken or commenced any action or obtained any judgment against Client or any other person. Guarantor waives any right to require Company to: (1) proceed against Client or its subtenants; (2) proceed against or exhaust any security held for Client or its subtenants; or (3) pursue any other remedies in Company's power whatsoever. The undersigned promises and agrees to pay all attorneys' fees, costs and expenses incurred by Company in enforcing this Guaranty or any other obligation guaranteed hereby. Guarantor waives all demands for performance, notices of non-performance, notices of acceptance of this Guaranty and notices of the creation, existence or incurring of new or additional indebtedness of Client.

     The undersigned agrees that in the event Client shall: (1) become insolvent or shall file a petition for relief under any present or future provision of the Federal Bankruptcy Code, or if such a petition is filed by creditors or Client and is not dismissed within thirty (30) days, or if Client shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law regarding relief of debtors, or if a receiver of all or part of its property and assets is appointed by any state or federal court; and (2) in any such proceeding the Agreements shall be terminated or rejected, or the obligations of Client thereunder shall be modified, the undersigned will immediately (a) pay Company an amount equal to all unpaid amounts due and accrued under the Agreements to the date of such termination, rejection or modification, plus
(b) at the option of the Company, (i) pay Company an amount equal to the then cash value of the monthly fixed charges which would have been payable under the Agreements for the unexpired portion of the term of the Agreements if the Agreements had not been terminated, rejected or modified, less the then cash rental value of the premises leased pursuant to the Lease for such unexpired portion of its term, taking into consideration the Lease as modified, if such is the case or (ii) execute and deliver to Company a new Agreement, with the undersigned as Client, for the balance of the term and upon the same terms and conditions set forth in the Agreement, and pay Company interest on the amounts which become payable and are designated in (a) and (b) above as Twelve Percent (12%) per annum from the date of such termination, rejection or modification to the date of payment.

     Neither the obligation of the undersigned to make payment in accordance with the term of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, released, or limited in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Client or its estate in bankruptcy or of any remedy for the enforcement thereof resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute, or from the decision of any Court. The undersigned further agrees that Company, without notice to the undersigned, may assign or transfer the Agreement and/or this Guaranty, and such assignment or transfer shall not extinguish or diminish the liability of the undersigned under this Guaranty.

     The undersigned has caused this Guaranty to be executed on this 10th day of January , 2002.

/s/ Ronald Touchard                          11 Marble Sands, Newport
                                             Beach, CA 92660
(Guarantor Signature)                        (Residence Address)



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Initial

                                ADDENDUM A

     This Addendum dated January 14, 2002 shall be attached to and become a part of that certain Office Lease And General Services Agreement dated January 14, 2002 by and between The Newport Business Center, Inc.
("Company") and eWorldMedia, Inc. ("Client")

In consideration of the execution of this lease by Client and provided that Client is not in default hereunder or under any other agreement with Company, or any parent, subsidiary or affiliate corporation of company, Company hereby agrees to rebate $ 6,845,00 of rent otherwise due hereunder pursuant to the following schedule provided, however, that the entire amount of rent rebated pursuant to this Addendum plus interest thereon at the rate of 12% per annum shall be repaid to Company should Client breach this lease. At the end of the schedule listed below, this Addendum shall become null and void.

     MONTH                     AMOUNT
     January 15-31, 2002      $ 300.00
     February, 2002           $ 595.00
     March, 2002              $ 595.00
     April, 2002              $ 595.00
     May, 2002                $ 595.00
     June, 2002               $ 595.00
     July, 2002               $ 595.00
     August, 2002             $ 595.00
     September, 2002          $ 595.00
     October, 2002            $ 595.00
     November, 2002           $ 595.00
     December, 2002           $ 595.00

All other terms and conditions of the above referenced lease agreement remain in effect.

IN WITNESS WHEREOF, Company and Client have caused these presents to be duly executed as of the date first written above.

COMPANY:  The Newport Business Center, Inc.       CLIENT:  eWorldMedia,
                                                  Inc.

By:  /s/ Tania Slepski                            By:  /s/ Ronald Touchard
Date:  1/11/02                                    Date:  1/10/02

                           LEASE / GSA ADDENDUM

This Addendum to the office ("Lease") and General Services Agreement ("GSA") attached hereto amends the Lease and GSA by and between Newport Business Center, Inc. ("Company ") and eWorldMedia, Inc. ("Client") dated the 25th day of November, 2002. The Lease and GSA shall be amended and supplemented as follows:

The Premises subject to the Lease shall be Office Number(s) 1129

The Term of the Lease and GSA is extended through June 30, 2003.

As of January 1st , 2003:

Lease Rental shall be:                            $900.00 (See Addendum A)

GSA Rental shall be (see GSA schedule below):     $260.00

The Monthly Fixed Charges                         $835.00 (See Addendum A)

T-1 Installation:                                 $   To be determined

The Lease Deposit is increased by:                $875.00

Telephone Installation:                           $100.00

TOTAL AMOUNT DUE:                                 $1810.00 (See Addendum A)

                               GSA SCHEDULE
                                                  MONTHLY FIXED CHARGE

TELEPHONE           2 Telephone(s)                     $175.00
SERVICE             Live Answering
                    Voicemail Messages

CONFERENCE ROOM/    Includes 3 hours per month         $Included
PRIVATE OFFICE      allowance

FURNITURE           N/A                                N/A
RENTAL

EXECUTIVE           Use of Executive Lounge, beverage  $Waived
LOUNGE              service, kitchen facilities

OTHER               (1) T- I Line Connection           $85.00

Except as modified above, all terms and conditions of the Lease and the GSA will remain in full force and effect.

Company:  Newport Business Center, Inc.      Client: eWorldMedia, Inc.

By:  /s/ Tom Lang                            By:  /s/ Ronald C.  Touchard
Title:  Chairman                             Title:  President
Date:  12/16/02                              Date:  12/9/02

                                ADDENDUM A
                               Office #1129

     This Addendum dated January 1, 2003 shall be attached to and become a part of that certain Office Lease and General Services Agreement dated January 1, 2003 by and between The Newport Business Center, Inc.
("Company") and eWorldMedia, Inc. ("Client").

     In consideration of the execution of this lease by Client and provided that Client is not in default hereunder or under any other agreement with Company, or any parent, subsidiary or affiliate corporation of company, Company hereby agrees to rebate $1,950.00 of rent otherwise due hereunder pursuant to the following schedule provided, however, that the entire amount of rent rebated pursuant to this Addendum plus interest thereon at the rate of 12% per annum shall be repaid to Company should Client breach this lease. At the end of the schedule listed below, this Addendum shall become null and void.

     MONTH                    AMOUNT
     January 2003             $325.00
     February 2003            $325.00
     March 2003               $325.00
     April 2003               $325.00
     May 2003                 $325.00
     June 2003                $325.00

All other terms and conditions of the above referenced lease agreement remain in effect.

IN WITNESS WHEREOF, Company and Client have caused these presents to be duly executed as of the date first written above.

COMPANY:  Newport Business Center, Inc.      CLIENT:  eWorldMedia, Inc.

By: /s/ Tom Lang                             By: /s/ Ronald C. Touchard.
   Chairman

                           LEASE / GSA ADDENDUM

This Addendum to the office ("Lease") and General Services Agreement ("GSA") attached hereto amends the Lease and GSA by and between Newport Business Center, Inc. ("Company ") and eWorldMedia, Inc. ("Client") dated the 25th day of November, 2002. The Lease and GSA shall be amended and supplemented as follows:

The Premises subject to the Lease shall be Office Number(s) 1134

The Term of the Lease and GSA is extended through June 30, 2003.

As of January 1st , 2003:

Lease Rental shall be:                            $1,100.00 (See Addendum A)

GSA Rental shall be (see GSA schedule below):     $435.00

The Monthly Fixed Charges                         1,310.00 (See Addendum A)

T-1 Installation:                                 $   To be determined

The Lease Deposit is increased by:                $1,350.00

Telephone Installation:                           $100.00

TOTAL AMOUNT DUE:                                 $2,760.00 (See Addendum A)

                               GSA SCHEDULE
                                                  MONTHLY FIXED CHARGE

TELEPHONE           2 Telephone(s)                     $350.00
SERVICE             Live Answering
                    Voicemail Messages

CONFERENCE ROOM/    Includes 3 hours per month         $Included
PRIVATE OFFICE      allowance

FURNITURE           N/A                                N/A
RENTAL

EXECUTIVE           Use of Executive Lounge, beverage  $Waived
LOUNGE              service, kitchen facilities

OTHER               (1) T- I Line Connection           $85.00

Except as modified above, all terms and conditions of the Lease and the GSA will remain in full force and effect.

Company:  Newport Business Center, Inc.      Client: eWorldMedia, Inc.

By:  /s/ Tom Lang                            By:  /s/ Ronald C.  Touchard
Title:  Chairman                             Title:  President
Date:  12/16/02                              Date:  12/9/02

                                ADDENDUM A
                               Office #1134

     This Addendum dated January 1, 2003 shall be attached to and become a part of that certain Office Lease and General Services Agreement dated January 1, 2003 by and between The Newport Business Center, Inc.
("Company") and eWorldMedia, Inc. ("Client").

     In consideration of the execution of this lease by Client and provided that Client is not in default hereunder or under any other agreement with Company, or any parent, subsidiary or affiliate corporation of company, Company hereby agrees to rebate $1,350.00 of rent otherwise due hereunder pursuant to the following schedule provided, however, that the entire amount of rent rebated pursuant to this Addendum plus interest thereon at the rate of 12% per annum shall be repaid to Company should Client breach this lease. At the end of the schedule listed below, this Addendum shall become null and void.

     MONTH                    AMOUNT
     January 2003             $225.00
     February 2003            $225.00
     March 2003               $225.00
     April 2003               $225.00
     May 2003                 $225.00
     June 2003                $225.00

All other terms and conditions of the above referenced lease agreement remain in effect.

IN WITNESS WHEREOF, Company and Client have caused these presents to be duly executed as of the date first written above.

COMPANY:  Newport Business Center, Inc.      CLIENT:  eWorldMedia, Inc.

By: /s/ Tom Lang                             By: /s/ Ronald C. Touchard.
   Chairman

                           LEASE / GSA ADDENDUM

This Addendum to the office ("Lease") and General Services Agreement ("GSA") attached hereto amends the Lease and GSA by and between Newport Business Center, Inc. ("Company ") and eWorldMedia, Inc. ("Client") dated the 25th day of November, 2002. The Lease and GSA shall be amended and supplemented as follows:

The Premises subject to the Lease shall be Office Number(s) 1135

The Term of the Lease and GSA is extended through June 30, 2003.

As of January 1st , 2003:

Lease Rental shall be:                            $1,100.00 (See Addendum A)

GSA Rental shall be (see GSA schedule below):     $435.00

The Monthly Fixed Charges                         $1,310.00 (See Addendum A)

T-1 Installation:                                 $   To be determined

The Lease Deposit is increased by:                $1,350.00

Telephone Installation:                           $100.00

TOTAL AMOUNT DUE:                                 $2,760.00 (See Addendum A)

                               GSA SCHEDULE
                                                  MONTHLY FIXED CHARGE

TELEPHONE           2 Telephone(s)                     $350.00
SERVICE             Live Answering
                    Voicemail Messages

CONFERENCE ROOM/    Includes 3 hours per month         $Included
PRIVATE OFFICE      allowance

FURNITURE           N/A                                N/A
RENTAL

EXECUTIVE           Use of Executive Lounge, beverage  $Waived
LOUNGE              service, kitchen facilities

OTHER               (1) T- I Line Connection           $85.00

Except as modified above, all terms and conditions of the Lease and the GSA will remain in full force and effect.

Company:  Newport Business Center, Inc.      Client: eWorldMedia, Inc.

By:  /s/ Tom Lang                            By:  /s/ Ronald C.  Touchard
Title:  Chairman                             Title:  President
Date:  12/16/02                              Date:  12/9/02

                                ADDENDUM A
                               Office #1135

     This Addendum dated January 1, 2003 shall be attached to and become a part of that certain Office Lease and General Services Agreement dated January 1, 2003 by and between The Newport Business Center, Inc.
("Company") and eWorldMedia, Inc. ("Client").

     In consideration of the execution of this lease by Client and provided that Client is not in default hereunder or under any other agreement with Company, or any parent, subsidiary or affiliate corporation of company, Company hereby agrees to rebate $1,350.00 of rent otherwise due hereunder pursuant to the following schedule provided, however, that the entire amount of rent rebated pursuant to this Addendum plus interest thereon at the rate of 12% per annum shall be repaid to Company should Client breach this lease. At the end of the schedule listed below, this Addendum shall become null and void.

     MONTH                    AMOUNT
     January 2003             $225.00
     February 2003            $225.00
     March 2003               $225.00
     April 2003               $225.00
     May 2003                 $225.00
     June 2003                $225.00

All other terms and conditions of the above referenced lease agreement remain in effect.

IN WITNESS WHEREOF, Company and Client have caused these presents to be duly executed as of the date first written above.

COMPANY:  Newport Business Center, Inc.      CLIENT:  eWorldMedia, Inc.

By: /s/ Tom Lang                             By: /s/ Ronald C. Touchard.
   Chairman